Exhibit A - File No. 70-7833


                     NATIONAL FUEL RESOURCES, INC.

                           INCOME STATEMENT
                              (Unaudited)

                                     Three Months        Twelve Months
                                         Ended               Ended
                                     December 1997       December 1997
                                     -------------       -------------

Operating Revenues:
  Gas - Retail                        $10,519,318         $45,813,206
  Gas - Wholesale                       8,268,289          24,867,342
  Transportation                          328,217           3,273,801
  Other                                 1,402,369           3,102,302
                                      -----------         -----------
                                       20,518,193          77,056,651
                                      -----------         -----------

Operating Expenses:
  Purchase Gas                         19,937,415          72,823,295
  General & Administrative                681,749           2,394,822
  Amortization                             18,024              27,760
  Franchise & Other Taxes                  76,856             349,307
                                      -----------         -----------
                                       20,714,044          75,595,184
                                      -----------         -----------

Operating Income                         (195,851)          1,461,467
                                      -----------         -----------

Interest Income                           169,228             518,225
Miscellaneous Income                       29,777             126,118
Interest Expense                            5,588              32,654
                                      -----------         -----------
                                          193,417             611,689
                                      -----------         -----------

Net Income (Loss) Before Taxes             (2,434)          2,073,156
                                      -----------         -----------

Income Taxes:
  Federal                                 (15,762)            731,603
  State                                     2,568             138,707
  Deferred                                 15,282            (107,525)
                                      -----------         -----------
                                            2,088             762,785
                                      -----------         -----------

Net Income/(Loss)                     $    (4,522)        $ 1,310,371
                                      ===========         ===========